SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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☒    Definitive Proxy Statement

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☐    Soliciting Material under §240.14a-12

Monroe Federal Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 23, 2026

Dear Fellow Stockholder:

We will hold our annual meeting of stockholders at the Tipp City West Office of Monroe Federal Savings and Loan Association, located at 985 West Main Street, Tipp City, Ohio, at 3:30 p.m., local time, on August 24, 2026.

The notice of annual meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the meeting.

It is important that your shares are represented at this meeting, regardless of the number of shares you own. To ensure your shares are represented, we urge you to vote promptly by completing and mailing the enclosed proxy card or by voting via the Internet. Internet voting instructions appear on the enclosed proxy card.

Sincerely,

Lewis R. Renollet
President and Chief Executive Officer

MONROE FEDERAL BANCORP, INC.

24 East Main Street

Tipp City, Ohio 45371

(937) 667-8461

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME	Monday, August 24, 2026
3:30 p.m., local time

PLACE	Monroe Federal Savings and Loan Association – Tipp City West Office
985 West Main Street
Tipp City, Ohio

ITEMS OF BUSINESS	(1)	To elect one director to serve for a term of three years;

	(2)	To vote to ratify the appointment of Wipfli LLP to serve as the independent registered public accounting firm for the fiscal year ending March 31, 2027; and

	(3)	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting. (Note: The Board of Directors is not aware of any other business to come before the meeting.)

RECORD DATE	To be eligible to vote, you must have been a stockholder as of the close of business on June 30, 2026.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares via the Internet or by completing the accompanying proxy card and mailing it in the enclosed self-addressed envelope. Voting instructions are printed on the proxy card. You may revoke your proxy at any time before its exercise at the meeting by following the instructions in the accompanying proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Jason D. Smith
Corporate Secretary

Tipp City, Ohio

July 23, 2026

MONROE FEDERAL BANCORP, INC.

PROXY STATEMENT

FOR

2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Monroe Federal Bancorp, Inc. is the holding company for Monroe Federal Savings and Loan Association. In this proxy statement, we may also refer to Monroe Federal Bancorp, Inc. as “Monroe Federal Bancorp,” the “Company,” “we,” “our” or “us” and to Monroe Federal Savings and Loan Association as “Monroe Federal” or the “Association.”

We are providing this proxy statement to you in connection with the solicitation of proxies by our Board of Directors for the 2026 annual meeting of stockholders and for any adjournment or postponement of the annual meeting. We will hold the annual meeting at Monroe Federal’s Tipp City West Office, located at 985 West Main Street, Tipp City, Ohio, on Monday, August 24, 2026, at 3:30 p.m., local time.

We intend to mail this proxy statement and a proxy card to stockholders of record beginning on or about July 23, 2026.

Important Notice Regarding the Availability of Proxy Materials

for the STOCKholder Meeting to Be Held on AUGUST 24, 2026

This proxy statement is available at www.annualgeneralmeetings.com/mfbi2026. Also available at this website address is our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which includes our audited consolidated financial statements for the fiscal year ended March 31, 2026.

INFORMATION ABOUT VOTING

Who May Vote at the Meeting

You are entitled to vote your shares of Company common stock if our records show that you held your shares as of the close of business on June 30, 2026. As of the close of business on June 30, 2026, a total of 541,434 shares of common stock were outstanding. Each share of common stock has one vote.

Our Articles of Incorporation provide that record holders of our common stock who beneficially own, either directly or indirectly, more than 10% of our outstanding shares of common stock are not entitled to any vote with respect to the shares held in excess of the 10% limit.

Ownership of Shares

You may own your shares of Company common stock in one or more of the following ways:

●	Directly in your name as stockholder of record;

●	Indirectly through a broker, bank or other holder of record in “street name;” or

●	Indirectly through the Monroe Federal Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”).

If your shares are registered directly in your name, you are the holder of record of those shares, and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us to vote at the annual meeting or you may vote in person at the annual meeting.

If you hold your shares in “street name” through a bank, broker or other holder of record, your broker, bank or other holder of record is sending these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote by completing a voting instruction form that accompanies your proxy materials. Your broker, bank or other holder of record may allow you to provide voting instructions by telephone or by the Internet. Refer to the instruction form provided by your broker, bank or other holder of record that accompanies your proxy materials. If you want to vote your shares of common stock held in street name in person at the annual meeting, you must obtain a written proxy in your name from the broker, bank or other holder who is the record holder of your shares.

If you own shares of common stock indirectly through the ESOP, see “Participants in the ESOP” below.

Attending the Meeting

Stockholders are invited to attend the annual meeting. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. Examples of proof of ownership are a recent brokerage account statement or a letter from your bank or broker.

Quorum and Vote Required

Quorum. We will have a quorum and be able to conduct the business of the annual meeting if a majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, are present at the meeting.

Votes Required for Proposals. In voting on the election of directors (Item 1), you may vote in favor of the nominees or withhold your vote as to the nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is one.

In voting on the ratification of the appointment of the independent registered public accounting firm (Item 2), you may vote in favor of the proposal, vote against the proposal, or abstain from voting. The affirmative vote of a majority of the votes cast at the annual meeting and entitled to vote is required to approve this proposal.

Effect of Not Casting Your Vote

If you hold your shares in street name through a broker, bank or other nominee of record, it is critical that you cast your vote if you want it to count in the election of directors (Item 1). Your broker, bank or other holder of record does not have discretion to vote your uninstructed shares with respect to these matters. Therefore, if you hold your shares in street name and you do not instruct your broker or other holder of record on how to vote on Item 1, no votes will be cast on your behalf. These are referred to as “broker non-votes.” Your broker, bank or other holder of record, however, does have discretion to vote any uninstructed shares on the ratification of the appointment of the independent registered public accounting firm (Item 2). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

How We Count the Votes

If you return valid proxy instructions or attend the meeting in person, we will count your shares to determine whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted to determine the existence of a quorum.

In counting votes for the election of directors, votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In counting votes on the proposal to ratify the appointment of the independent registered public accounting firm, we will not count abstentions and broker non-votes as votes cast. Therefore, abstentions and broker non-votes will have no effect on the outcome of the vote on the proposal.

Voting by Proxy

We are sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the designated proxies named by the Board of Directors. All shares of common stock represented at the annual meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our Board of Directors.

The Board of Directors unanimously recommends a vote:

●	“FOR” the election of the nominee for director; and

●	“FOR” the ratification of the appointment of Wipfli LLP to serve as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment as to how to vote your shares. This would include a motion to adjourn or postpone the annual meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. We do not know of any other matters to be presented at the annual meeting.

Instead of voting by completing and mailing a proxy card, registered stockholders can vote their shares of Company common stock via the Internet. The Internet voting procedures are designed to authenticate stockholders’ identities, allow stockholders to provide their voting instructions and confirm that their instructions have been recorded properly. Specific instructions for Internet voting appear on the enclosed proxy card. The deadline for voting via the Internet is 11:59 p.m., Eastern time, on August 23, 2026.

Revoking Your Proxy

Whether you vote by mail or via the Internet, if you are a registered stockholder, unless otherwise noted, you may later revoke your proxy by:

●	sending a written statement to that effect to our Corporate Secretary;

●	submitting a properly signed proxy card with a later date;

●	voting via the Internet at a later time (if initially able to vote in that manner) so long as such vote is received by the applicable time and date set forth above for registered stockholders; or

●	voting in person at the annual meeting (Note: Attendance at the annual meeting will not, in itself, constitute revocation of your proxy).

If you hold your shares through a bank, broker, trustee or nominee and you have instructed the bank, broker, trustee or nominee to vote your shares, you must follow the directions received from your bank, broker, trustee or nominee to change those instructions.

Participants in the ESOP

If you participate in the ESOP, you will receive a voting instruction card that reflects all shares that you may direct the trustee to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of common stock held by the ESOP and all allocated shares for which no timely voting instructions are received in the same proportion as shares for which it has received valid voting instructions. The deadline for returning your voting instruction card is August 17, 2026.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that it meets the highest standards of ethical conduct, reports results with accuracy and transparency and fully complies with the laws, rules and regulations that govern its operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Director Independence

Although the Company is not listed on the Nasdaq Stock Market, the Company has determined to adopt the definition of “independent director” contained in the listing standards of the Nasdaq Stock Market when determining the independence of its directors. All of the Company’s directors are considered independent under that definition, except for Lewis R. Renollet because he is an employee of the Company and Monroe Federal. In determining the independence of directors, the Board of Directors has considered transactions, relationships and arrangements between the Company and its directors that are not required to be disclosed in this proxy statement under the heading “Other Information Relating to Directors and Executive Officers – Transactions with Related Persons.”

Board Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors has determined that the separation of the offices of Chairman of the Board and of President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of those offices allows the President and Chief Executive Officer to better focus on his increasing responsibilities of managing the Company, enhancing stockholder value, and expanding and strengthening the Company’s franchise while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Consistent with this determination, Andrew L. Davidson serves as Chairman of the Board and Lewis R. Renollet serves as President and Chief Executive Officer.

To further strengthen the regular oversight of the full Board of Directors, the standing committees of the Board of Directors are comprised solely of independent directors. These committees are the Audit Committee, the Compensation Committee, and the Nominating Committee. See “Committees of the Board of Directors.”

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the daily management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management also attends Board meetings and is available to address any questions or concerns raised by the Board of Directors on risk management and any other matters.

Committees of the Board of Directors

The following table identifies the Company’s standing committees and their members. The members of the Audit Committee, the Compensation Committee, and the Nominating Committee are considered independent according to the relevant listing standards of the Nasdaq Stock Market. The charter of each committee is available in the Investors section of Monroe Federal’s website (www.monroefederal.com).

Director	Audit Committee	Compensation Committee	Nominating Committee
Julie M. Broerman Daniels	X	X	X
Andrew L. Davidson	X	X	X
Anthony H. Heinl		X	X
Jonathan J. Steinke	X	X	X
Sarah G. Worley		X	X
Number of Meetings in Fiscal Year 2026	4	2	2

Audit Committee. The Audit Committee is established according to the requirements of the Securities Exchange Act of 1934, as amended. The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Jonathan J. Steinke, a Certified Public Accountant, qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of the Audit Committee.”

Compensation Committee. The Compensation Committee approves the compensation objectives for the Company and Monroe Federal, establishes the compensation for the Company’s and Monroe Federal’s senior management and conducts the performance review of the President and Chief Executive Officer. The Compensation Committee reviews all components of compensation, including salaries, cash incentive plans, long-term incentive plans and various employee benefit matters. The Committee also assists the Board of Directors in evaluating potential candidates for executive positions.

Nominating Committee. The Nominating Committee assists the Board of Directors in: (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board of Directors; (ii) recommending to the Board of Directors the director nominees for the next annual meeting; (iii) implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to corporate governance guidelines; (iv) leading the Board of Directors in its annual review of the Board’s performance; and (v) recommending director nominees for each committee.

Minimum Qualifications for Director Nominees. The Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in our Bylaws, which include a requirement that the candidate had not been subject to certain criminal or regulatory actions, a residency requirement, and an age limitation. A candidate also must meet any qualification requirements set forth in any Board of Directors or committee governing documents.

If a candidate is deemed eligible for election to the Board of Directors, the Nominating Committee will then evaluate the following criteria in selecting nominees:

●	contributions to the range of talent, skill and expertise of the Board of Directors;

●	financial, regulatory and business experience, knowledge of the banking and financial service industries, familiarity with the operations of public companies and ability to read and understand financial statements;

●	familiarity with our market area and participation in and ties to local businesses and local civic, charitable and religious organizations;

●	personal and professional integrity, honesty and reputation;

●	the ability to represent the best interests of our stockholders and the best interests of the Company;

●	the ability to devote sufficient time and energy to the performance of his or her duties; and

●	independence, as that term is defined under applicable Securities and Exchange Commission and stock exchange listing criteria.

The Nominating Committee will also consider any other factors it deems relevant, including diversity, competition, size of the Board of Directors and regulatory disclosure obligations.

When nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s attendance and performance at Board meetings and at meetings of committees on which he or she serves; length of Board service; the experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities Monroe Federal serves. The Nominating Committee will also consider director candidates recommended by stockholders according to the policy and procedures set forth below. The Nominating Committee has not used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the criteria set forth above. If such individual fulfills these criteria, the Nominating Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Consideration of Director Candidates Recommended by Stockholders. The policy of the Nominating Committee is to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating Committee’s resources, the Nominating Committee will consider only those director candidates recommended according to the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation of a director candidate to the Nominating Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating Committee, care of the Corporate Secretary, at our main office address:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating Committee;

●	The name and address of the stockholder as they appear on the Company’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

●	The class or series and number of shares of Company common stock that are owned beneficially or of record by such stockholder and such beneficial owner;

●	A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

●	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

●	The name, age, personal and business address of the candidate, the principal occupation or employment of the candidate;

●	The candidate’s written consent to serve as a director;

●	A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on the Board of Directors; and

●	Such other information regarding the candidate or the stockholder as would be required to be included in the Company’s proxy statement pursuant to Regulation 14A of the Securities and Exchange Commission.

For a director candidate to be considered for nomination at an annual meeting of stockholders, the recommendation must be received by the Nominating Committee at least 120 calendar days before the date on which the proxy statement for the previous year’s annual meeting was released to stockholders, advanced by one year.

Board and Committee Meetings

The business of the Company and Monroe Federal is conducted through meetings and activities of their respective Board of Directors and committees. During the fiscal year ended March 31, 2026, the Company’s Board of Directors held one meeting and Monroe Federal’s Board of Directors held 15 meetings. No director attended fewer than 75% of the aggregate of the total number of meetings of the Boards of Directors and of the meetings of the committees on which he or she served.

Director Attendance at Annual Meeting

The Board of Directors encourages each director to attend the annual meeting of stockholders. All but one director then serving attended last year’s annual meeting of stockholders.

Codes of Ethics

We have adopted a Code of Ethics for Senior Officers and a Code of Business Conduct and Ethics. Both are designed to ensure that our directors and employees meet the highest standards of ethical conduct. The Code of Ethics for Senior Officers, which applies to our principal executive officer and principal financial officer, addresses conflicts of interest, the treatment of confidential information, and compliance with applicable laws, rules and regulations. The Code of Business Conduct and Ethics, which applies to all employees and directors, addresses conflicts of interest, the treatment of confidential information, general employee conduct and compliance with applicable laws, rules and regulations. In addition, both codes are designed to deter wrongdoing and promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The Code of Ethics for Senior Officers and the Code of Business Conduct and Ethics are available in the Investors section of Monroe Federal’s website (www.monroefederal.com).

Anti-Hedging Policy

The Company has adopted a policy that prohibits directors, officers and employees of the Company or any of its subsidiaries, and their related persons, from purchasing or selling, or offering to purchase or offering to sell, derivative securities relating to the Company’s common stock, whether or not issued by the Company, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s common stock.

Policy Regarding Insider Trading

The Company has adopted a policy and procedures governing the purchase, sale and/or other dispositions of the Company’s common stock by directors, officers and employees of the Company and Monroe Federal, and by the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations under the federal securities laws and regulations.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and issuing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the financial statements were prepared according to accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and with the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (United States) Auditing Standard No. 1301, Communications with Audit Committees, which include the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the consolidated financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. In concluding that the independent registered public accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting and the overall quality of its financial reporting process.

In performing these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal control over financial reporting designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the consolidated financial statements are presented according to accounting principles generally accepted in the United States of America, that the audit of the consolidated financial statements has been carried out according to the standards of the Public Company Accounting Oversight Board or that the independent registered public accounting firm is in fact “independent.”

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved the recommendation, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, for filing with the Securities and Exchange Commission. The Audit Committee has appointed, subject to stockholder ratification, Wipfli LLP to serve as the independent registered public accounting firm for the fiscal year ending March 31, 2027.

Audit Committee of Board of Directors

of

Monroe Federal Bancorp, Inc.

Julie M. Broerman Daniels

Andrew L. Davidson

Jonathan J. Steinke, CPA

Directors’ Compensation

The following table provides the compensation received by the individuals who served as our non-employee directors during the fiscal year ended March 31, 2026. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director. The director fees received by Mr. Renollet are included in the Summary Compensation Table appearing below under “Executive Compensation.”

	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Stock Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Julie M. Broerman Daniels	19,400	(3)	8,482	11,002	—	38,884
Andrew L. Davidson	25,400		8,482	11,002	—	44,884
Anthony H. Heinl	18,800		8,482	11,002	—	38,284
William G. Hibner, Jr. (4)	14,100	(3)	8,482	11,002	—	33,583
Jonathan J. Steinke	18,800		8,482	11,002	—	38,282
Sarah G. Worley	18,400		8,482	11,002	—	37,884

(1)	Reflects the aggregate grant date fair value for restricted stock awards computed according to Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($10.75 per share on December 18, 2025). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on December 18, 2026. As of March 31, 2026, each individual had an outstanding stock award for 789 shares.
(2)	Reflects the aggregate grant date fair value computed according to FASB ASC Topic 718 – Share Based Payment, using the Black-Scholes binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in five approximately equal installments, with the first vesting occurring on December 18, 2026. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value disclosed in the table. As of March 31, 2026, each individual had an outstanding stock option award for 2,632 shares.
(3)	Ms. Daniels and Mr. Hibner deferred cash fees of $19,400 and $1,800, respectively, to the Monroe Federal Savings and Loan Association Nonqualified Deferred Compensation Plan. The earnings on the account balances in the plan were based on an interest rate below the applicable market interest rate.
(4)	Mr. Hibner retired from the Board of Directors effective December 17, 2025.

Director Fees. For the fiscal year ended March 31, 2026, the non-employee directors of Monroe Federal Bancorp received a monthly retainer of $1,500 ($2,000 for the Chairman of the Board) and $200 for attendance at each committee meeting of the Board of Directors.

Deferred Compensation Plan. Monroe Federal maintains the Monroe Federal Savings and Loan Association Nonqualified Deferred Compensation Plan, pursuant to which officers and directors may elect to defer a portion of their compensation each year.

Director Retirement Plan. Monroe Federal maintains the Monroe Federal Savings and Loan Association Amended and Restated Director Retirement Plan. Eligible participants will receive monthly payments for a ten-year period equal to one-half of the regular monthly director’s fee that the participant was receiving at the time of separation from service. Eligible directors include the members of the Board of Directors of Monroe Federal. Benefits vest based on the participant’s years of service as a director of Monroe Federal as follows: (1) 50% vested after six years of service; (2) 75% vested after nine years of service; and (3) 100% vested after 12 years of service. A director will begin receiving vested benefit payments on the first day of the month immediately following a participant’s (1) attainment of age 62 or (2) separation from service with Monroe Federal (whichever is later), unless the separation is for cause, as described in the Director Retirement Plan. If a director becomes disabled, the director will begin receiving vested benefit payments on the first day of the month following his or her disability. Payments will continue until a director has received 120 monthly payments. In the event of a director’s death, Monroe Federal will make a lump sum cash payment for the remaining vested benefit to the director’s beneficiary. Upon a change in control, all benefits will be 100% vested and paid out in a lump sum cash payment.

Stock Ownership

The following table provides information, as of June 30, 2026, about the beneficial owners known to the Company that own more than 5% of our outstanding common stock. A person may be considered to beneficially own any shares of common stock over which the person has, directly or indirectly, sole or shared voting or investment power.

Name and Address	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Monroe Federal Savings and Loan Association Employee Stock Ownership Plan 24 East Main Street Tipp City, Ohio 45371	36,851	(2)	6.8%

(1)	Based on 541,434 shares outstanding as of the close of business on June 30, 2026.
(2)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 17, 2026.

The following table provides information, as of June 30, 2026, about the shares of common stock beneficially owned by each nominee for director, by each director continuing in office, by each executive officer, and by all directors and executive officers as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown and none of the named individuals has pledged his or her shares.

	Number of Shares Owned		Percent of Common Stock Outstanding (1)
Director Nominees and Directors Continuing in Office:
Julie M. Broerman Daniels	25,000	(2)	4.6
Andrew L. Davidson	20,000	(3)	3.7
Anthony H. Heinl	15,000		2.8
Lewis R. Renollet	25,618	(4)	4.7
Jonathan J. Steinke	15,000		2.8
Sarah G. Worley	15,000	(5)	2.8

Executive Officers Who Are Not Directors:
Lisa M. Bird	15,357	(6)	2.8
James C. Conley	1,754	(7)	*
Christina R. Hassink	5,298	(8)	*
Douglas E. Thompson	4,278	(9)	*
All directors and executive officers as a group (11 persons)	142,305		26.3%

*	Less than 1%.
(1)	Based on 541,434 shares outstanding as of the close of business on June 30, 2026.
(2)	Includes 15,000 shares held in the Deferred Compensation Plan and 10,000 held by Ms. Daniel’s spouse.
(3)	Includes 5,000 shares held by Mr. Davidson’s spouse.
(4)	Includes 20,000 shares held in an IRA, 5,000 shares held by Mr. Renollet’s spouse and 618 shares held in the ESOP.
(5)	Includes 6,707 shares held in a trust for which Ms. Worley is the trustee, 5,787 shares held in an IRA and 2,506 shares held in a Roth IRA.
(6)	Includes 15,000 shares held in an IRA and 357 shares held in the ESOP.
(7)	Includes 1,000 shares held in an IRA and 254 shares held in the ESOP.
(8)	Includes 5,000 shares held in an IRA and 298 shares held in the ESOP.
(9)	Includes 3,900 shares held in an IRA and 378 shares held in the ESOP.

BUSINESS Items to be Voted on by STOCKHOLDERs

Item 1 — Election of Directors

The Company’s Board of Directors consists of six members. The Board of Directors is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each director of the Company also serves as a director of Monroe Federal.

Andrew L. Davidson’s term as a director will expire at the annual meeting because he has reached the mandatory retirement age provided for in the Company’s Bylaws. The Board of Directors intends to reduce the size of the Board of Directors to eliminate the vacancy to be created by his retirement.

Mr. Davidson is the only director in the class of directors with terms expiring in 2026. In order to maintain the classification of the Board of Directors, consisting of three classes each containing approximately an equal number of directors, as required by the Company’s Articles of Incorporation and Bylaws, Lewis R. Renollet, whose incumbent term as a director expires in 2028, has consented to be nominated for a three-year term expiring in 2029.

The Board of Directors intends to vote the proxies solicited by it in favor of the election of the nominee named above. If the nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve.

The Board of Directors unanimously recommends that you vote “FOR” the nominee for director.

Set forth below is information regarding the Board of Directors’ nominee and the directors continuing in office. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The indicated age for each individual is as of March 31, 2026. The indicated period for service as a director includes service as a director of Monroe Federal. There are no family relationships among the directors.

Director Nominee for Term Expiring in 2029

Lewis R. Renollet has served as President and Chief Executive Officer of Monroe Federal since 2014. His over 39 years of community banking experience and knowledge of Monroe Federal’s business and market area provides Monroe Federal’s board of directors with valuable insight to the business of Monroe Federal. Age 63. Director since 2020.

Director Continuing in Office with Term Expiring in 2026

Andrew L. Davidson, OD, now retired, is the former owner of Tipp Eye Center, Inc. He currently serves as Chairman of the Board of Monroe Federal. He provides Monroe Federal’s board of directors with invaluable institutional knowledge of Monroe Federal, extensive business expertise and community networking connections. Age 72. Director since 1995.

Directors Continuing in Office with Terms Expiring in 2027

Anthony H. Heinl is the President of Repacorp, Inc., a label manufacturing company. He provides Monroe Federal’s board of directors with invaluable business expertise and community networking connections. Age 60. Director since 2012.

Jonathan J. Steinke, CPA is a shareholder and partner in Brixey & Meyer, Inc., a consulting, finance and accounting firm. His practice focuses on business strategic planning, tax, mergers and acquisitions, and entity structuring. He provides Monroe Federal’s board of directors with extensive financial and audit experience. Age 42. Director since 2021.

Directors Continuing in Office with Terms Expiring in 2028

Julie M. Broerman Daniels, now retired, is a former owner and the former President and Chief Executive Officer of Ed Broerman Heating and Cooling, Inc. d/b/a Ed’s Heating Cooling Plumbing Electric. She holds a Bachelor of Science in Marketing from the University of Dayton. She provides Monroe Federal’s board of directors with invaluable management experience and marketing experience. Age 64. Director since 2012.

Sarah G. Worley is a shareholder and director and the President of the law firm of Dungan & LeFevre Co., LPA. She is recognized by the Ohio State Bar Association as a Certified Specialist in Estate Planning, Trust and Probate Law. She provides Monroe Federal’s board of directors with invaluable management experience and community networking connections. Age 45. Director since 2021.

Executive Officers Who Do Not Serve as Directors

Set forth below is information regarding our executive officers who do not serve as directors of the Company. They have held their current position for at least the last five years, unless otherwise stated. The age presented is as of March 31, 2026.

Lisa M. Bird has served as Vice President – Accounting and Chief Financial Officer of Monroe Federal since 2015. She also serves as Chief Financial Officer and Treasurer of Monroe Federal Bancorp. She began her career with Monroe Federal in 1987, holding several job responsibilities throughout the organization. Ms. Bird is a graduate of Thomas Edison State College. Age 56.

James C. Conley has served as Vice President – Retail Banking since 2018. Before joining Monroe Federal, he was a Branch Manager for PNC Bank in the greater Dayton, Ohio, area from 2006 until 2018. Mr. Conley is a graduate of Ball State University. Age 55.

Christina R. Hassink has served as Vice President – Operations since October 2024. Previously, she served as Vice President – Business Development Officer since 2022 and as a Business Development Officer since 2019. She began her career with Monroe Federal in 2012, holding several job responsibilities throughout the organization. Ms. Hassink is a graduate of Franklin University. Age 41.

Douglas E. Thompson has served as Vice President – Commercial Lending since 2019. He also serves as the Security Officer. Before joining Monroe Federal, he was Vice President – Commercial Banking for Mutual Federal in Troy, Ohio, from 2015 to 2019. Mr. Thompson is a graduate of The Ohio State University and holds an MBA from Franklin University. Age 54.

Item 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

Wipfli LLP served as our independent registered public accounting firm for the fiscal year ended March 31, 2026. The Audit Committee of the Board of Directors has appointed Wipfli LLP to serve as the independent registered public accounting firm for the 2027 fiscal year, subject to ratification by stockholders. A representative of Wipfli LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the appointment of the independent registered public accounting firm is not ratified by a majority of the votes cast by stockholders at the annual meeting, the Audit Committee of the Board of Directors will consider other independent registered public accounting firms.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Wipfli LLP to serve as the independent registered public accounting firm.

Audit Fees. The following table sets forth the fees that Wipfli LLP billed for the fiscal years ended March 31, 2026 and 2025:

	2026 ($)	2025($)
Audit Fees (1)	149,635	121,160
Audit-Related Fees (2)	2,500	185,000
Tax Fees (3)	—	—
All Other Fees	—	—

(1)	Consists of fees for professional services rendered for the audit of the consolidated financial statements included in the Annual Report on Form 10-K, for the review of consolidated financial statements included in the Quarterly Reports on Form 10-Q and for services normally provided by the independent registered public accountant in connection with statutory and regulatory filings or engagements.
(2)	Consists of fees for services associated with Securities and Exchange Commission registration statements or other documents filed in connection with securities offerings, including comfort letters, consents, and assistance with review of documents filed with the Securities and Exchange Commission.
(3)	Consists of fees for tax compliance services, including preparation of federal and state income tax returns, and tax payment and planning advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. According to its charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. This approval process ensures that the independent registered public accounting firm does not provide any non-audit service to us prohibited by law or regulation. During the fiscal year ended March 31, 2026, all fees set forth in the table above were approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm. On April 4, 2024, Wipfli LLP replaced Clark, Schaefer, Hackett & Co. as Monroe Federal’s independent auditor. This change in auditor was approved by Monroe Federal’s Audit Committee. Wipfli LLP was engaged to audit the financial statements of Monroe Federal for the fiscal years ended March 31, 2024 and 2023 according to auditing standards of the Public Company Accounting Oversight Board.

Before the engagement of Wipfli LLP, Monroe Federal did not consult with Wipfli LLP regarding the application of accounting principles to a specific completed or proposed transaction or regarding the type of audit opinion that might be rendered by Wipfli LLP on Monroe Federal’s financial statements, and Wipfli LLP did not provide any written or oral advice that was an important factor considered by Monroe Federal in reaching a decision as to any such accounting, auditing or financial reporting issue, and Monroe Federal did not consult with Wipfli LLP regarding any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

The report of Clark, Schaefer, Hackett & Co. on its audit of the financial statements of Monroe Federal for the fiscal years ended March 31, 2023 and 2022, performed under AICPA auditing standards, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audit of the financial statements of Monroe Federal for the fiscal years ended March 31, 2023 and 2022, performed under AICPA standards, there were no disagreements with Clark, Schaefer, Hackett & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Clark, Schaefer, Hackett & Co., would have caused them to make reference thereto in their reports, and there have been no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Executive Compensation

Summary Compensation Table

The tabular information is furnished for our principal executive officer and the two most highly compensated executive officers (other than the principal executive officer) serving during the fiscal year ended March 31, 2026, whose total compensation exceeded $100,000 for the fiscal year ended March 31, 2026. These individuals are sometimes referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Stock Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Lewis R. Renollet	2026	210,242	40,000	46,547	60,010	44,737	401,536
President and Chief Executive Officer	2025	199,135	35,000	—	—	42,054	276,189
Lisa M. Bird	2026	154,843	—	20,479	26,402	12,810	214,534
Vice President – Accounting and Chief Financial Officer	2025	147,470	—	—	—	11,495	158,965
Douglas E. Thompson	2026	160,953	—	13,028	16,804	20,979	211,764
Vice President – Commercial Lending	2025	154,763	—	—	—	14,777	169,540

(1)	Represents a discretionary bonus.
(2)	Reflects the aggregate grant date fair value for restricted stock awards computed according to FASB ASC Topic 718 – Share Based Payment, based on the closing price of the Company’s common stock on the grant date ($11.79 per share on January 26, 2026). Restricted stock awards vest in five approximately equal installments, with the first vesting occurring on January 26, 2027. As of March 31, 2026, Mr. Renollet, Ms. Bird and Mr. Thompson had an outstanding stock award for 3,948 shares, 1,737 shares and 1,105 shares, respectively.
(3)	Reflects the aggregate grant date fair value computed according to FASB ASC Topic 718 – Share Based Payment, using the Black-Scholes binomial option pricing model to estimate the fair value of stock option awards. Stock options vest in five approximately equal installments, with the first vesting occurring on January 26, 2027. The actual realized value of the stock options, if any, will depend on the extent to which the market value of the Company’s common stock exceeds the exercise price of the stock options on the exercise date. Accordingly, there is no assurance that the realized value, if any, will be at or near the estimated value disclosed in the table. As of March 31, 2026, Mr. Renollet, Ms. Bird and Mr. Thompson had an outstanding stock option award for 13,160 shares, 5,790 shares and 3,685 shares, respectively.
(4)	The 2026 compensation disclosed in the “All Other Compensation” column consists of the following:

	Director Fees ($)	401(k) Plan Profit Sharing Contribution and Employer Matching Contribution ($)	ESOP Allocation ($)	Health Savings Account Employer Contribution ($)	Unused Vacation Payout ($)	Total All Other Compensation ($)
Mr. Renollet	18,000	20,654	6,083	—	—	44,737
Ms. Bird	—	9,309	3,501	—	—	12,810
Mr. Thompson	—	12,660	3,719	1,500	3,100	20,979

Employment Agreement. Monroe Federal has entered into an employment agreement with Mr. Renollet. On each January 1, the term of the agreement will extend for an additional year, so that the term again becomes three years. However, at least 30 days before a January 1st renewal date of the term of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of Mr. Renollet and affirmatively approve an extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the executive before the applicable January 1st renewal date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the term of the employment agreement, the term will automatically renew for three years from the date of the change in control.

The employment agreement provides Mr. Renollet with a current annual base salary of $209,475. The board of directors will review the executive’s base salary at least annually and the base salary may be increased, but not decreased, except for a decrease that is generally applicable to all employees. In addition to receiving base salary, Mr. Renollet will participate in any bonus programs and benefit plans made available to senior management employees. Monroe Federal will also reimburse Mr. Renollet for all reasonable business expenses incurred in performing his duties.

If Mr. Renollet’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” (as defined in the agreement) in either event other than in connection with a change in control, the executive will receive a severance payment, paid in a lump sum, equal to: (i) the base salary and bonuses (based on the highest bonus paid during the prior three years) the executive would have received during the remaining term of the respective employment agreement, (ii) the present value of the contributions that would have been made on the executive’s behalf under Monroe Federal’s defined contribution plans as if executive had continued working for the remaining term of the agreement, and (iii) continued nontaxable medical and dental coverage substantially comparable, as reasonably available, to the coverage maintained by Monroe Federal for the executive, at no cost to the executive, for the remaining unexpired term of the agreement.

If Mr. Renollet’s employment involuntary terminates for reasons other than cause, disability or death, or in the event of the executive’s resignation for “good reason,” in either event within 18 months following a change in control, the executive will receive a severance payment, paid in a lump sum, equal to: (i) three times the sum of (a) the highest annual base salary paid to the executive at any time under the agreement, and (b) the highest bonus paid to the executive with respect to the three completed fiscal years before the change in control, (ii) the present value of the contributions that would have been made on the executive’s behalf under Monroe Federal’s defined contribution plans as if executive had continued working for 36 months, and (iii) continued nontaxable medical and dental coverage substantially comparable, as reasonably available, to the coverage maintained by Monroe Federal for the executive, at no cost to the executive, for 36 months. The severance benefits may be reduced if the severance benefits under the employment agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

If Mr. Renollet becomes disabled during the term of the employment agreement, the executive will be entitled to receive benefits under all short-term or long-term disability plans maintained by Monroe Federal for its executives. To the extent such benefits are less than executive’s base salary, Monroe Federal shall pay the executive an amount equal to the difference between such disability plan benefits and the amount of executive’s base salary for the longer of one year following the termination of the executive’s employment due to disability or the remaining term of the employment agreement, payable according to the regular payroll practices of Monroe Federal. In addition, the executive will be entitled to continued non-taxable medical and dental coverage that is substantially comparable, as reasonably available, to the coverage maintained by Monroe Federal for the executive before the termination of the executive’s employment until the earlier of (i) the date the executive returns to the full-time employment of Monroe Federal; (ii) executive’s full-time employment by another employer; (iii) expiration of the remaining term of the agreement; or (iv) the executive’s death.

If Mr. Renollet dies while employed by Monroe Federal, his beneficiaries will receive his base salary, payable according to the regular payroll practices of Monroe Federal, for a period of one year from the date of death, and Monroe Federal shall continue to provide non-taxable medical and dental insurance benefits normally provided to his family (according to its customary co-pay percentages) for 12 months after his death.

Upon termination of employment (other than a termination in connection with a change in control), Mr. Renollet will be required to adhere to a one-year non-solicitation restriction and a six month non-competition restriction.

Change in Control Agreements. Monroe Federal Bancorp and Monroe Federal have entered into substantially identical change in control agreements with Lisa M. Bird and Douglas E. Thompson. On each January 1, the term of the agreement will extend for an additional year, so that the term again becomes one year. At least 30 days before the January 1st anniversary date of the agreement, the disinterested members of the board of directors must conduct a comprehensive performance evaluation of the covered officer and affirmatively approve any extension of the agreement for an additional year or determine not to extend the term of the agreement. If the board of directors determines not to extend the term, it must notify the covered officer before the applicable anniversary date and the term of the agreement will expire at the end of the then current term. If a change in control occurs during the term of the change in control agreements, the term of the agreements will automatically renew for one year from the effective date of the change in control.

If the covered officer’s employment involuntary terminates for reasons other than cause, or in the event of the covered officer resignation for “good reason” (as defined in the agreement), during the term of the agreement, the covered officer will receive a severance payment, paid in a single lump sum, equal to one times the sum of (i) base salary in effect as of the date of termination or immediately before the change in control, whichever is higher, and (ii) and highest annual cash bonus earned in any of the three calendar years preceding the year in which the termination occurs. In addition, the covered officer will be entitled to continued non-taxable medical and dental coverage for twelve months, at no cost to the officer. The severance benefits under the agreement may be reduced if the severance benefits under the change in control agreement or otherwise result in “excess parachute payments” under Section 280G of the Internal Revenue Code.

Deferred Compensation Plan. Monroe Federal maintains the Monroe Federal Savings and Loan Association Nonqualified Deferred Compensation Plan, pursuant to which officers and directors may elect to defer a portion of their compensation each year. Monroe Federal Bancorp credits the deferred amounts with interest and the interest rate is determined annually by the Board of Directors of Monroe Federal. Participants may elect to receive their deferred compensation and earnings at the later of the normal retirement date or a separation from service with Monroe Federal and benefits will be paid in a lump sum. In connection with the conversion and stock offering, Monroe Federal’s board of directors has amended the plan to permit the amounts credited on behalf of a participant to be invested in the common stock of Monroe Federal Bancorp. In addition, and in connection with the conversion and stock offering, Monroe Federal’s board of directors adopted a rabbi trust to hold shares of common stock of Monroe Federal Bancorp that may be purchased with the amounts credited under the deferred compensation plan. Shares of common stock of Monroe Federal Bancorp purchased with amounts credited under the deferred compensation plan will be distributed in the form of common stock of Monroe Federal Bancorp. None of the named executive officers participate in the deferred compensation plan.

Profit Sharing Plan. Monroe Federal Bancorp maintains the Monroe Federal Savings and Loan Association Employees’ Savings & Profit Sharing Plan and Trust, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan on the same terms as other eligible employees. Eligible employees become participants in the 401(k) Plan and may make salary deferrals under the plan after having attained age 18 and completed three consecutive months of service. Employees become eligible for employer contributions, including matching contributions and profit sharing contributions, after they attain age 18 and complete one year of service.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount of compensation permitted by the Internal Revenue Code. A participant is always 100% vested in his or her salary deferral contributions and employer contributions. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed following the participant’s termination of employment. However, participants may take in-service withdrawals from the 401(k) Plan in certain circumstances, including for loans and hardships.

Employee Stock Ownership Plan. Monroe Federal has adopted an employee stock ownership plan for eligible employees. The named executive officers are eligible to participate in the employee stock ownership plan on the same terms as other eligible employees of Monroe Federal. The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as the trustee repays the loan. The trustee will allocate the shares released among participants’ accounts based on each participant’s proportional share of compensation relative to all participants. A participant will become 100% vested upon completion of three years of service (and zero percent vested before three years of service). Participants who were employed by Monroe Federal immediately before the completion of the conversion and stock offering will receive credit for vesting purposes for years of service before adoption of the employee stock ownership plan.

Equity Incentive Plan. The Company has adopted the Monroe Federal Bancorp, Inc. 2025 Equity Incentive Plan, which was approved by stockholders. It provides for the granting of incentive and non-statutory stock options to purchase shares of Company common stock and the granting of awards of restricted stock and restricted stock units.

Outstanding Equity Awards at March 31, 2026

The following table provides information as of March 31, 2026, regarding equity awards that are outstanding to each named executive officer.

Name	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (2)	Market Value of Shares of Restricted Stock That Have Not Vested ($) (3)
Lewis R. Renollet	—	13,160	11.79	01/26/2036	3,948	45,599
Lisa M. Bird	—	5,790	11.79	01/26/2036	1,737	20,062
Douglas E. Thompson	—	3,685	11.79	01/26/2036	1,105	12,763

(1)	Stock options vest in five approximately equal installments. The first installment vests on January 26, 2027.
(2)	Restricted stock awards vest in five approximately equal installments. The first installment vests on January 26, 2027.
(3)	Based upon the closing stock price of $11.55 per share on March 31, 2026.

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s insider trading policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the Securities and Exchange Commission of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation.

Other Information Relating to Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of any registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of the reports we have received and of written representations provided to us by the individuals required to file the reports, we believe that each executive officer, director and greater than 10% beneficial owner has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended March 31, 2026.

Transactions with Related Persons

Federal law generally prohibits publicly traded companies from making loans and extensions of credit to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Monroe Federal, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Consistent with federal regulations, Monroe Federal offers all employees a 1% discount on the interest rate for consumer loans. All loans made to our executive officers and directors that were outstanding at March 31, 2026, were made in the ordinary course of business and on substantially the same terms, including interest rates (except for the employee discount on consumer loans) and collateral, as those prevailing at the time for comparable loans with persons not related to Monroe Federal and did not involve more than the normal risk of collectability or present other unfavorable features. All such other loans were performing according to their original repayment terms at March 31, 2026, and were made in compliance with federal banking regulations.

Submission of STOCKHOLDER Business Proposals and Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for its next annual meeting no later than March 25, 2027. If next year’s annual meeting is held on a date that is more than 30 calendar days from August 24, 2027, a stockholder proposal must be received by a reasonable time before we begin to print and mail our proxy solicitation materials for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Under Securities and Exchange Commission Rule 14a-19, a stockholder intending to engage in a director election contest with respect to the annual meeting of stockholders to be held in 2027 must give the Company notice of its intent to solicit proxies by providing the name(s) of its nominee(s) and certain other information at least 60 calendar days before the anniversary of the previous year’s annual meeting. If next year’s annual meeting is held on a date that is more than 30 calendar days from August 24, 2027, then notice must be given by the later of 60 calendar days before the date of the annual meeting or the 10th calendar day following the day on which the Company first makes public announcement of the date of the annual meeting.

In addition to the requirement set forth under Securities and Exchange Commission Rule 14a-19, under the Company’s bylaws, for a stockholder to properly bring business before an annual meeting or make nominations for the election of directors, the stockholder must give written notice to our Corporate Secretary at our principal executive office not less than 90 days nor more than 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before the anniversary of the prior year’s annual meeting of stockholders, such written notice shall be timely only if delivered or mailed to and received by the Corporate Secretary at the principal executive office no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the 10th day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made. Such written notice must also contain the information specified by the Bylaws. A copy of the Bylaws may be obtained by contacting our Corporate Secretary.

STOCKholder Communications

Stockholders who wish to communicate with the Board of Directors or an individual director should do so in writing to Monroe Federal Bancorp, Inc., 24 East Main Street, Tipp City, Ohio 45371. Communications regarding financial or accounting policies may be made, in writing, to the Chair of the Audit Committee, at the same address. All other communications should be sent in writing to the attention of the Chair of the Nominating Committee at the same address.

Miscellaneous

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to the beneficial owners of Company common stock. In addition to soliciting proxies by mail, our directors, officers and regular employees may solicit proxies personally or by telephone without receiving additional compensation.

The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, accompanies this proxy statement. Any stockholder who has not received a copy of the Form 10-K may obtain one by writing to our Corporate Secretary or by accessing a copy online. See “Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on August 24, 2026.” The Form 10-K is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

If you and others who share your address own your shares of Company common stock in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, the stockholder should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Please vote by marking, signing, dating and promptly returning a proxy card or by voting via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Jason D. Smith
Corporate Secretary

Tipp City, Ohio

July 23, 2026

MONROE FEDERAL BANCORP, INC.

Annual Meeting of Stockholders

August 24, 2026

3:30 PM, Eastern Time

REVOCABLE PROXY

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoints Andrew L. Davidson, Anthony H. Heinl, Jonathan J. Steinke, and Sarah G. Worley, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock of Monroe Federal Bancorp, Inc. (the “Company”) that the undersigned(s) is entitled to vote at the Annual Meeting of Stockholders and at any adjournment or postponement thereof.

THE UNDERSIGNED(S) HEREBY REVOKES ANY AND ALL PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH COMMON STOCK AND HEREBY RATIFIES AND CONFIRMS ALL THAT THE NAMED PROXIES, THEIR SUBSTITUTES OR ANY OF THEM MAY LAWFULLY DO BY VIRTUE HEREOF.

The Board of Directors unanimously recommends a vote FOR the director nominee and FOR proposal 2 listed below.

1.	To elect the following nominee as director:

	FOR	WITHHOLD

01. Lewis R. Renollet	☐	☐

2.	To ratify the appointment of Wipfli LLP to serve as the independent registered public accounting firm for the fiscal year ending March 31, 2027:

☐ FOR	☐ AGAINST	☐ ABSTAIN

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign but only one owner must sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer and add title as such.

Signature

Signature (Co-owner, if any)

Title

Dated:	, 2026

☐	Check box for Address Change or Comments. Provide updated address or comments in the space provided below.

☐	Check box if you agree to receive all future communications related to these securities holdings electronically via the email address provided below. I understand I may change this selection at any time in the future.

EMAIL ADDRESS:

If you vote by Internet, you do NOT need to return your proxy card by mail.

YOUR VOTE IS IMPORTANT

Voting Instructions on Reverse Side.

Voting Instructions

You may vote your proxy in the following ways:

🖰            Via Internet:

🖰            Login to www.annualgeneralmeetings.com/mfbi2026

🖰            Enter your control number (12-digit number located below)

🖃             Via Mail:

Pacific Stock Transfer Company Proxy Department

6725 Via Austi Parkway

Suite 300

Las Vegas, Nevada 89119

CONTROL NUMBER

Internet voting is available 24 hours a day, 7 days a week, through 11:59 p.m., Eastern time, on August 23, 2026.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed, dated, and returned your proxy card.